As filed with the Securities and Exchange Commission on August 31, 2023

Registration No. 333-272916

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1

to

FORM F-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

SAI.TECH GLOBAL CORPORATION

(Exact name of registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s Name into English)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

#01-05 Pearl’s Hill Terrace

Singapore, 168976

Tel: +65 9656 5641

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Winston & Strawn LLP

800 Capitol Street, Suite 2400

Houston, TX 77002

Tel: 713-651-2600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael J. Blankenship Winston & Strawn LLP 800 Capitol Street, Suite 2400 Houston, TX 77002 Tel: 713-651-2600

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPALANATORY NOTE

SAI.TECH Global Corporation is filing this Post-Effective Amendment No. 1 to its registration statement on Form F-3 (File No. 333-272916) as an exhibits-only filing.  Accordingly, this amendment consists only of the cover page, this explanatory note, Item 9 of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibit. The remainder of the Registration Statement is unchanged and has therefore been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 9. EXHIBITS

See the Exhibit Index on the page immediately preceding the exhibits for a list of exhibits filed as part of this registration statement on Post-Effective Amendment No. 1 to its registration statement on Form F-3, which Exhibit Index is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on August 31, 2023.

SAI.TECH Global Corporation

By:	/s/ Risheng Li
Name:	Risheng Li
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Risheng Li	Director and Chief Executive Officer	August 31, 2023
Risheng Li	(Principal Executive Officer)

*	Chief Financial Officer	August 31, 2023
Ian Chow	(Principal Financial and Accounting Officer)

*	Director	August 31, 2023
Hao Ge

*	Director	August 31, 2023
Yao Shi

*	Director	August 31, 2023
Jinlong Zhu

*	Director	August 31, 2023
Yusen Chen

*By:	/s/ Risheng Li
Risheng Li Attorney-in-fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of SAI.TECH Global Corporation., has signed this registration statement or amendment thereto in the City of Houston, State of Texas, on August 31, 2023.

WINSTON & STRAWN LLP

By:	/s/ Michael J. Blankenship
Name:	Michael J. Blankenship
Title:	Authorized Representative

Item 9. Exhibits and Financial Statements Schedules

(a) Exhibits.

The following exhibits are filed herewith unless otherwise indicated:

Incorporation by Reference
Exhibit No.	Description	Filed Herewith	Form	File No.	Exhibit No.	Filing Date
3.1	Amended and Restated Memorandum and Articles of Association		6-K	001-40368	1.1	May 6, 2022
4.1	Specimen Class A Ordinary Share Certificate		S-1/A	333-253849	4.2	April 22, 2021
4.2	Specimen Warrant Certificate		S-1/A	333-253849	4.3	April 22, 2021
4.3	Warrant Agreement, dated as of April 28, 2021, between TradeUP Global Corporation and VStock Transfer, LLC, as warrant agent		8-K/A	001-40368	4.1	May 6, 2021
4.4	Form of Indenture		F-3/A	333-272916	4.4	July 19, 2023
4.5*	Form of Warrant
4.6*	Form of Warrant Agreement
4.7*	Form of Right
4.8*	Form of Rights Agreement
4.9*	Form of Unit
4.10*	Form of Unit Agreement
5.1	Opinion of Opinion of Harney Westwood & Riegels LP		F-3/A	333-272916	5.1	July 19, 2023
23.1	Consent of Marcum Bernstein & Pinchuk LLP	X
23.2	Consent of Audit Alliance LLP		F-3/A	333-272916	23.1	August 16, 2023
23.3	Consent of Opinion of Harney Westwood & Riegels LP (included in Exhibit 5.1)		F-3/A	333-272916	23.2	July 19, 2023
101	Interactive Data Table
101.INS	Inline XBRL Instance Document.
101.SCH	Inline XBRL Taxonomy Extension Schema Document.
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document.
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document.
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document.
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).
107**	Filing Fee table

*	To be filed as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a report filed under the Exchange Act and incorporated herein by reference.

+	Indicates management contract or compensatory plan or arrangement.

#	Portions of this exhibit have been omitted in accordance with Item 601(b)(10)(iv) of Regulation S-K.

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